Exhibit 10.10

FORM OF TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), entered into as of November             , 2018, by and among Comprehensive Health Services, LLC, a Maryland limited liability company (“CHS”), Sallyport Logistics & Security LLC, a Delaware limited liability company (“Sallyport”), Janus Holdco LLC, a Delaware limited liability company (“Janus”), Gladiator PTC, Corp., a Delaware corporation (“PTC,” and collectively, with CHS, Sallyport and Janus, the “Companies”), Caliburn International Corporation, a Delaware corporation (“Parent”), and DC Capital Partners, LLC, a Virginia limited liability company (“DCCP”).

W I T N E S S E T H :

WHEREAS, CHS and DCCP are party to that certain Professional Services Agreement, dated as of August 14, 2018 (the “CHS PSA”);

WHEREAS, Sallyport and DCCP are party to that certain Second Amended and Restated Professional Services Agreement, dated as of August 14, 2018 (the “Sallyport PSA”);

WHEREAS, Janus and DCCP are party to that certain Professional Services Agreement, dated as of December 15, 2017 (the “Janus PSA”);

WHEREAS, PTC and DCCP are party to that certain Amended and Restated Professional Services Agreement, dated as of August 14, 2018 (the “PTC PSA,” and collectively, with the CHS PSA, Sallyport PSA and Janus PSA, the “Professional Services Agreements”);

WHEREAS, the Companies are wholly-owned indirect subsidiaries of Parent; and

WHEREAS, in connection with Parent’s proposed initial public offering of common stock (the “IPO”), the Companies and DCCP wish to terminate and discharge certain obligations of the parties under the Professional Services Agreements, subject to the limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.

Termination

1.1. Termination of Certain Provisions of the Professional Services Agreements. In consideration for the payment of the Termination Fee (as defined below) to DCCP, the Companies and DCCP hereby agree to terminate Sections 1, 2, 3, 4, 5 and 6 of each of the Professional Services Agreements effective immediately upon the closing of the IPO (the “Closing”) and hereby agree that the Companies and DCCP shall have no further rights or obligations under such Sections following such date.

1.2. Reimbursement of the Certain Expenses. Parent hereby agree to reimburse DCCP, upon presentation of an itemized listing by DCCP, for its out-of-pocket expenses incurred in connection with meetings between representatives of DCCP and representatives of Parent in connection with DCCP’s shareholding in Parent and/or in connection with DCCP’s activities in support of Parent; provided, however, that such obligation to reimburse shall terminate following the date on which Parent first files a Form 10-K or Form 10-Q under the Securities Exchange Act of 1933, as amended, or a registration statement under the Securities Act, and at such time DCCP holds a number of shares of common stock of Parent that is less than 20.0% of the outstanding shares of common stock of Parent.

1.3. Termination Fee. The Companies hereby agree to pay to DCCP $12,000,000 (the “Termination Fee”) in consideration for the agreements set forth herein, such Termination Fee to be payable in immediately available funds immediately following the Closing. For the avoidance of any doubt, any fee or other amount paid to DCCP pursuant to the Professional Services Agreements prior to the Closing shall be non-refundable by DCCP and any fee or other amount owed to DCCP pursuant to the Professional Services Agreements prior to the Closing shall remain payable and shall be paid to DCCP immediately following the Closing.

1.4. Other Provisions of the Management Agreement. Notwithstanding Section 1.1 hereof, Sections 7 through 18 of each of the Professional Services Agreements shall remain in full force and effect and shall not be amended or altered in any way hereby.

1.5. Termination. This Agreement shall terminate and cease to have any force or effect in the event that the Closing does not occur before [December 31, 2018].

Article II.

Miscellaneous

2.1. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) among the parties with respect to such subject matter. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

2.2. Captions. Article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

2.3. Governing Law; Waiver. This Agreement shall be and any disputed arising under this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws and such principles thereof, or any other law that would make the laws of any jurisdiction other than the State of New York applicable hereto. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

2.4. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

2.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPREHENSIVE HEALTH SERVICES, LLC

By:
Name:
Title:

SALLYPORT LOGISTICS & SECURITY LLC

By:
Name:
Title:

JANUS HOLDCO LLC

By:
Name:
Title:

GLADIATOR PTC, CORP.

By:
Name:
Title:

CALIBURN INTERNATIONAL CORPORATION

By:
Name:
Title:

DC CAPITAL PARTNERS, LLC

By:
Name: Thomas J Campbell
Title: Member